SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                              __________________

                                   FORM 8-K

                                CURRENT REPORT

                    PURSUANT TO SECTION 13 OR 15(D) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

                                 May 20, 2005

                         TRANSAX INTERNATIONAL LIMITED
              (Exact Name of Registrant as Specified in Charter)


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                  COLORADO                       	 84-1304106
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	(State or other jurisdiction of          (I.R.S. Employer I.D. No.)
	incorporation or organization)
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                         8th Floor, 5201 Blue Lagoon Drive
                                 Miami, FL, 33126
                 -------------------------------------------------
                (Address of principal executive offices)(Zip Code)

                                (305) 629-3090
               	 -------------------------------------------------
               	 (Issuer's telephone number, including area code)


                                NOT APPLICABLE
         (Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))







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ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

      On May 17, 2005, Transax International Limited (THE "COMPANY") entered into a Termination Agreement with Cornell Capital Partners, LP ("Cornell"), whereby that certain Standby Equity Distribution Agreement, dated October 25, 2004, and the related Registration Rights Agreement, Placement Agent Agreement and Escrow Agreement of even date therewith were terminated.

      Upon execution of the Termination Agreement, the Company entered into a new Standby Equity Distribution Agreement with Cornell on May 17, 2005. Pursuant to the Standby Equity Distribution Agreement, the Company may, at its discretion, periodically sell to Cornell shares of common stock for a total purchase price of up to $5.0 million. For each share of common stock purchased under the Standby Equity Distribution Agreement, Cornell will pay the Company 97% of, or a 3% discount to, the lowest closing bid price of the Company's common stock on the Over-the-Counter Bulletin Board or other principal market on which the Company's common stock is traded for the five days immediately following the notice date. Cornell will also retain 5% of each advance under the Standby Equity Distribution Agreement. Cornell's obligation to purchase shares of the Company's common stock under the Standby Equity Distribution Agreement is subject to certain conditions, including the Company obtaining an effective registration statement for shares of common stock sold under the Standby Equity Distribution Agreement and is limited to $200,000 per weekly advance and $1,000,000 per 30 days.

      On or about October 25, 2004, the Company and Cornell entered into a Securities Purchase Agreement (the "SPA"), pursuant to which Cornell purchased two 2 five 5% secured convertible debentures. The initial convertible debenture in the original principal amount of $125,000 was dated October 25, 2004 and the second convertible debenture in the original principal amount of $125,000 was dated January 4, 2005 (collectively, the "Original Debentures"). On May 17, 2005, the Company and Cornell entered into a $255,237 Promissory Note (the "Note"), whereby the Original Debentures were terminated. This Note represents the outstanding principal balance of $250,000 on the Original Debentures, plus accrued but unpaid interest through April 30, 2005 equal to $5,237. The Note bears interest at a rate of 12% per annum and is secured by stock pledged by certain shareholders of the Company.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

      (a) Not applicable

      (b) Not applicable

      (c) Exhibit No. Description

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EXHIBIT     DESCRIPTION                                                             	LOCATION
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Exhibit 99.1	Termination  Agreement dated as of May  17,  2005 between the
		Company and Cornell  Capital Partners,  LP  relating  to  the		Provided herewith
            	Standby Equity Distribution Agreement entered into on October
		25, 2004

Exhibit 99.2	Standby Equity Distribution Agreement dated as of May 17,2005
		between  the  Company and Cornell Capital Partners, LP			Provided herewith

Exhibit 99.3	Registration   Rights  Agreement  dated  as  of  May 17, 2005
		between the Company and Cornell  Capital Partners, LP			Provided herewith

Exhibit 99.4	Placement  Agent  Agreement dated as of May 17, 2005  by  and
		among  the  Company,  Cornell  Capital Partners, LP and Sloan		Provided herewith
		Securities Corporation

Exhibit 99.5	Promissory Note issued to Cornell Capital Partners, LP, dated
		as of May 17, 2005						        Provided herewith
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                                  SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

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Date: May 20, 2005TRANSAX INTERNATIONAL LIMITED
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                  By:   /s/ Stephen Walters
                  Name: Stephen Walters
                  Title:President, Chief Executive Officer and Director

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